UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): April 25, 2007
MARINER ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-32747	86-0460233
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One BriarLake Plaza, Suite 2000 2000 West Sam Houston Parkway South Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (713) 954-5500
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement, and Item 8.01 Other Events.
On April 25, 2007, Mariner Energy, Inc. (“Mariner”) issued a press release announcing the pricing of $300 million of its 8% senior unsecured notes due 2017 (the “Notes”), an increase of $100 million from the amount previously announced. The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.
On April 25, 2007, Mariner and its subsidiaries entered into an Underwriting Agreement with J.P. Morgan Securities Inc., as Representative of the several underwriters parties thereto (“Underwriting Agreement”), covering the purchase and sale of the Notes at par in an offering registered under the Securities Act of 1933, as amended (the “Securities Act”). Issuance and delivery of the Notes is expected to occur pursuant to an indenture to be entered into on April 30, 2007. Mariner agreed (i) that it would not offer or sell any of its debt securities (other than the Notes) for a period of 90 days after April 25, 2007 without the prior consent of J.P. Morgan Securities Inc., and (ii) to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments that the underwriters may be required to make in respect of those liabilities. The Underwriting Agreement is filed herewith as Exhibit 1.1 and is incorporated herein by this reference. The foregoing description of the Underwriting Agreement is a summary of some of its material provisions, and is qualified in its entirety by the Underwriting Agreement.
After deducting underwriters’ discounts and commissions of 1.75%, net proceeds to Mariner upon its sale of the Notes are expected to be $294,750,000 before anticipated expenses of approximately $2.3 million. Mariner intends to use the net proceeds from the offering to repay debt under its secured bank credit facility.
Item 9.01 Financial Statements and Exhibits
(d)	Exhibits

No.	Description
1.1
Underwriting Agreement, dated April 25, 2007, among J.P. Morgan Securities Inc., as Representative of the several Underwriters listed in Schedule 1 thereto, Mariner Energy, Inc., Mariner Energy Resources, Inc., Mariner LP LLC, and Mariner Energy Texas LP.

99.1	Press Release dated April 25, 2007 announcing pricing of 8% senior notes due 2017.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MARINER ENERGY, INC.
Date: April 25, 2007	By:	/s/ Teresa G. Bushman
Teresa G. Bushman,
Senior Vice President and General Counsel

Exhibit Index

No.	Description
1.1
Underwriting Agreement, dated April 25, 2007, among J.P. Morgan Securities Inc., as Representative of the several Underwriters listed in Schedule 1 thereto, Mariner Energy, Inc., Mariner Energy Resources, Inc., Mariner LP LLC, and Mariner Energy Texas LP.

99.1	Press Release dated April 25, 2007 announcing pricing of 8% senior notes due 2017.